                                                                                              EXHIBIT 12
                                                 PENNZENERGY COMPANY
                               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                                     CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                Three months ended March 31,
                                                                             ----------------------------------
                                                                                 1999                  1998
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Loss from continuing operations before income from
     equity investees                                                        $    (29,343)        $       (553)
Distributions of income from equity investees                                         598                  901
Income tax provision (benefit)                                                    (19,114)              (4,976)
Amortization of capitalized interest                                                2,341                2,098
Interest charges                                                                   32,361               40,724
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    (13,157)        $     38,194
                                                                             =============        =============

Fixed charges                                                                $     36,958         $     42,500
                                                                             =============        =============

Amount by which fixed charges exceed earnings                                $     50,115         $      4,306
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                Three months ended March 31,
                                                                             ----------------------------------
                                                                                 1999                  1998
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per consolidated statement of income
  which includes amortization of debt discount, expense and premium          $     31,231         $     40,963

Preferred stock dividends (grossed up to pre-tax, based on 38% tax rate)            3,926                  -

Add: portion of rental expense representative of interest factor <F1>               1,801                1,537
                                                                             -------------        -------------
  Total fixed charges                                                        $     36,958         $     42,500

Less: preferred stock dividends                                                     3,926                  -

Less: interest capitalized per consolidated statement of income                       671                1,776
                                                                             -------------        -------------
  Total interest charges                                                     $     32,361         $     40,724
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.